PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

VALHI, INC.	Bobby D. O'Brien
Three Lincoln Centre	Executive Vice President and
5430 LBJ Freeway, Suite 1700	Chief Financial Officer
Dallas, Texas 75240-2697	(972) 233-1700

VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . February 26, 2015 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of two cents ($0.02) per share on its common stock, payable on March 26, 2015 to stockholders of record at the close of business on March 9, 2015.

Valhi, Inc. is engaged in the titanium dioxide products, component products (security products and recreational marine components), waste management and real estate management and development industries.

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